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                                                                    Exhibit 23.2





                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the First Midwest Bancorp, Inc. Non-Employee Directors' Stock Option Plan of our report dated January 20, 1998, with respect to the 1997 consolidated financial statements of First Midwest Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP

Chicago, Illinois
September 8, 1998